China Education Alliance Announces Conference Call to Discuss First Quarter 2010 Financial Results

HARBIN, China, May 7, 2010 -- /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE: CEU), a China-based education resource and services company, announced today that the company will hold a conference call on May 12, 2010 to discuss financial results for the first quarter ended March 31, 2010. The conference call is scheduled for Wednesday, May 12, 2010 at 10:00 a.m. Eastern Daylight time (7:00 a.m. PDT).

To participate in the call, please dial (877) 941-4774, or (480) 629-9764 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties may also listen via a live Internet webcast, which can be found at the Company's website at http://www.chinaeducationalliance.com, or alternately at ViaVid.net.

A replay of the call will be available for two weeks from 1:00 p.m. EDT on May 12, 2010, until 11:59 p.m. EDT on May 26, 2010. The number for the replay is (800) 406-7325. The passcode for the replay is 4299854. In addition, a recording of the call will be available via the company's website at http://www.chinaeducationalliance.com for one year.

About China Education Alliance

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a fast-growing, leading, China-based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career:  the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

Contact:

At the Company:

Zack Pan, CFO
China Education Alliance, Inc.
Tel:   1-405-315-9987
Email: zackpan08@gmail.com

Investor Relations:

RedChip Companies, Inc.
Jon Cunningham
1-800-733-2447, Ext. 107
info@redchip.com
www.RedChip.com

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SOURCE: China Education Alliance, Inc.